Exhibit 99.1

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW BALL SHARES EXCEPT ON THE BASIS OF INFORMATION IN THE PROSPECTUS AND THE SCHEME DOCUMENT WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

FOR IMMEDIATE RELEASE

1 May 2015

RECOMMENDED CASH AND SHARE OFFER

FOR

REXAM PLC

BY

BALL UK ACQUISITION LIMITED

a wholly-owned subsidiary of

BALL CORPORATION

Q1 EARNINGS RELEASE

AND

REPORT ON PROFIT FORECAST

On 19 February 2015, the Boards of Ball Corporation (“Ball”) and Rexam PLC (“Rexam”) announced the terms of a recommended cash and share offer by Ball UK Acquisition Limited (“Bidco”), a wholly-owned subsidiary of Ball, for the entire issued and to be issued share capital of Rexam (the “Offer Announcement”).

On 30 April 2015, Ball published its first quarter earnings and held its first quarter earnings conference call.  The conference call included the following statement comprising a profit forecast in accordance with Rule 28 of the Code:

“From a comparable net earnings perspective versus 2014, the best we can do is to offset everything other than the currency effects that are expected to continue through the rest of 2015.”

To summarise from the Company’s first quarter 2015 earnings conference call, the following is a quantification of this profit forecast:

The unfavourable currency effects on comparable net earnings in first quarter 2015, largely due to a weaker Euro, were approximately $10 million, and are expected to continue for the remainder of the year. Interest expense in 2015 will be roughly $147 million (excluding debt refinancing and other costs) and the effective tax rate is expected to be just over 27%.  Combining these elements and assuming exchange rates remain where they are as of today, we would expect that our comparable net earnings for 2015 could be no higher than $495 million.

Comparable net earnings is a key performance measure that the management of Ball uses to evaluate the company’s performance against internal budgets and targets. These measures are also used by Ball’s investors to track year-on-year comparisons of the company’s core financial performance and by analysts reporting on the company in determining their consensus estimates.

The following table reconciles Ball’s reported U.S. GAAP net earnings of $470.0 million for the year ended December 31, 2014 to comparable earnings of $552.8 million:

2014 $ in millions
Net earnings attributable to Ball Corporation, as reported	470.0

Business consolidation and other activities, net of tax	62.2

Debt refinancing costs, net of tax	20.6

Comparable net earnings	552.8

(the “Ball Profit Forecast”)

For reference only, the Ball Profit Forecast and the basis of its preparation and the assumptions on which it is based are set out in Appendix I of this announcement. The Ball Profit Forecast has been reported on by PricewaterhouseCoopers LLP (“PwC”), as Ball’s reporting accountant, and by Greenhill & Co. International LLP (“Greenhill”) as Ball’s lead financial adviser as required.  Copies of their reports are included in parts C and D respectively of Appendix I of this announcement, which contains, among other information, certain key assumptions underlying the profit forecasts.

PwC and Greenhill have given and not withdrawn their consent to publication of the announcement.

The Ball first quarter earnings release and a written transcript of the analyst call following such release will be posted to Ball’s website at www.ball.com/investors.

Terms used in this announcement which are otherwise undefined have the same meaning as those defined in the Offer Announcement.

Information on Ball and Bidco

Ball

Ball is one of the world’s leading suppliers of metal packaging to the beverage, food, personal care and household products industries. The company was organised in 1880 and incorporated in the state of Indiana, U.S., in 1922. Ball’s packaging products are produced for a variety of end uses and are manufactured in facilities around the world. Ball also provides aerospace and other technologies and services to governmental and commercial customers within its aerospace and technologies segment. In 2014, Ball’s total consolidated net sales were US$8.6 billion. Ball’s packaging businesses were responsible for 89 per cent of its net sales, with the remaining 11 per cent contributed by its aerospace business.

Ball’s largest product lines are aluminium and steel beverage containers. Ball also produces steel food, aerosol, paint, general line and decorative specialty containers, as well as extruded aluminium aerosol and beverage containers and aluminium slugs. Ball sells its packaging products mainly to multi-national beverage, food, personal care and household products companies with which it has developed long-term customer relationships. Ball’s aerospace business is a leader in the design, development and manufacture of innovative aerospace systems for civil, commercial and national security aerospace markets. It produces spacecraft, instruments and sensors, radio frequency systems and components, data exploitation solutions and a variety of advanced aerospace technologies and products that enable remote imaging of the earth and deep space missions.

Ball believes strongly that by balancing economic, environmental and social impacts in its decision-making process, it will achieve long-term success. Third party endorsements such as Ball’s containers and packaging sector leadership position on the Dow Jones Sustainability World Index, inclusion on the FTSE4Good Index and Ball’s Cut/4 CArboN target, which strives to reduce the carbon footprint of its beverage can per region by 25 per cent from 2010 to 2020, aptly illustrate Ball’s commitment to a sustainable business model.

In the financial year ended 31 December 2014, Ball had revenue of US$8.6 billion (£5.6 billion), earnings before interest and taxes of US$0.8 billion (£0.5 billion) and comparable earnings per diluted share of US$3.88. Ball is listed on the New York Stock Exchange.

Ball is headquartered in Broomfield, Colorado, the United States, and has over 14,500 employees worldwide.

Bidco

Bidco is a newly incorporated English company which is a wholly-owned subsidiary of Ball established to effect the Acquisition.  Bidco has not traded prior to the date of this announcement (except for entering into transactions relating to the Acquisition).

Enquiries

Ball and Bidco

John Hayes, Chairman, President and Chief Executive Officer	+1 (303) 469 3131

Scott Morrison, Senior Vice President and Chief Financial Officer

Bob Tettero, Vice President, Corporate Planning and Development

Ann Scott, Director, Investor Relations

Greenhill (Lead financial adviser to Ball)

David Wyles	+44 (0) 20 7198 7400

Pieter-Jan Bouten

Glen Tilles	+1 (312) 846 5000

Douglas Jackson

Further Information

This announcement is not intended to and does not constitute or form part of any offer to sell or subscribe for, or any invitation to purchase or subscribe for, or the solicitation of an offer to purchase or otherwise subscribe for any securities, or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise nor shall there be any sale, issuance or transfer of securities of Ball or Rexam in any jurisdiction in contravention of applicable laws. The Offer will be made solely pursuant to the Scheme Document (or in the event that the Offer is to be implemented by means of a Takeover Offer, the Offer Document) which will contain the full terms and conditions of the Offer, including details of how to vote in respect of the Offer. Any vote or response in relation to the Offer should be made solely on the basis of the Scheme Document (or Offer Document, as the case may be).

This announcement does not constitute a prospectus or prospectus equivalent document.

Ball reserves the right to elect in accordance with the Co-operation Agreement (summarised at Section 11), with the consent of the Panel (where necessary), to implement the Offer by way of a Takeover Offer. In such event, the Takeover Offer will be implemented on substantially the same terms, subject to appropriate amendments, as those which would apply to the Scheme.

Information relating to Rexam Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Rexam Shareholders, persons with information rights and other relevant persons for the receipt of communications from Rexam may be provided to Ball during the Offer Period as required under Section 4 of Appendix 4 of the Code.

Overseas jurisdictions

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Rexam Ordinary Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. This announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of any jurisdiction outside England.

Copies of this announcement and any formal documentation relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Offer.

If the Offer is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Rexam Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Notice to U.S. investors in Rexam

The Offer relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act. The Offer, implemented by way of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act, as amended. Accordingly, the Offer is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in England listed on the London Stock Exchange, which differ from the disclosure requirements of United States tender offer and proxy solicitation rules. If, in the future, Ball exercises its right to implement the Offer by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, the Offer will be made in compliance with applicable United States laws and regulations.

The New Ball Shares to be issued pursuant to the Offer have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New Ball Shares to be issued pursuant to the Offer will be issued pursuant to the exemption from registration provided by Section 3(a)(10)  under the U.S. Securities Act. If, in the future, Ball exercises its right to implement the Offer by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Ball Shares. In this event, Rexam Shareholders and holders of Rexam ADRs are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Ball’s contact for enquiries identified above.

Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New Ball Shares to be issued in connection with the Offer, or determined if this announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.

Rexam is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Rexam or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Rexam or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

Notice to U.S. Investors in Ball

This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of Rexam PLC (“Rexam”) by Ball Corporation (“Ball”), including the issuance of shares of Ball common stock in respect of the proposed acquisition. In connection with the foregoing proposed issuance of Ball common stock, Ball expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). To the extent Ball effects the acquisition of Rexam as a Scheme under English law, the issuance of Ball common stock in the acquisition would not be expected to require registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 3(a)(10) under the Act. In the event that Ball determines to conduct the acquisition pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC containing a prospectus with respect to the Ball common stock that would be issued in the acquisition. INVESTORS AND SECURITY HOLDERS OF BALL ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ACQUISITION THAT BALL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BALL, THE PROPOSED ISSUANCE OF BALL COMMON STOCK, AND THE PROPOSED ACQUISITION. The preliminary proxy statement, the definitive proxy statement, the registration statement/prospectus, in each case as applicable, and other relevant materials in connection with the proposed issuance of Ball common stock and the acquisition (when they become available), and any other documents filed by Ball with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Ball’s website, www.ball.com, or by contacting our Investor Relations department in writing at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021.

Ball and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ball’s stockholders with respect to the proposed acquisition, including the proposed issuance of Ball common stock in respect of the proposed acquisition. Information about Ball’s directors and executive officers and their ownership of Ball’s common stock is set forth in Ball’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 20, 2015 and Ball’s proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set forth in the proxy statement and/or prospectus and other materials to be filed with the SEC in connection with the proposed acquisition and issuance of Ball common stock in the proposed acquisition.

Cautionary note regarding forward-looking statements

This announcement contains certain forward-looking statements with respect to the financial condition, results of operations and business of Ball, Rexam and the Combined Group and certain plans and objectives of Ball with respect thereto. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among such factors are changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals. Factors that might affect: a) Ball and Rexam’s packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) Ball and Rexam (each as a whole) include those listed in (a) plus: changes in senior management; successful or unsuccessful acquisitions and divestitures; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labour cost changes; rates of return on assets of Ball and Rexam’s respective defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; and interest rates affecting Ball and Rexam’s respective debt, and c) Ball’s aerospace segment include funding, authorisation, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. These forward-looking statements are based on numerous assumptions and assessments made by Ball and/or Rexam in light of their experience and their perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.

The factors described in the context of such forward-looking statements in this announcement could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Neither Ball nor Rexam assumes any obligation to update or correct the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

No Profit Forecast

Other than the Ball Profit Forecast, no statement in this announcement is intended as a profit forecast or a profit estimate and no statement in this announcement should be interpreted to mean that earnings per Ball Share or Rexam Share for the current or future financial years would necessarily match or exceed the historical published earnings per Ball Share or Rexam Share.

Quantified Financial Benefits

No statement in this announcement should be construed or interpreted to mean that the Combined Group’s earnings in the first full year following the effective date of the Scheme, or in any subsequent period, would necessarily match or be greater than or be less than those of Ball and/or Rexam for the relevant preceding financial period or any other period.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th Business Day (as defined in the Code) following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the Business Day (as defined in the Code) following the date of the relevant dealing.

Disclosures are therefore required in the shares of Ball and Rexam.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website

A copy of this announcement and the documents required to be published pursuant to Rule 26.1 and Rule 26.2 of the Code will be available free of charge, subject to certain restrictions relating to persons resident in or subject to Restricted Jurisdictions, on Ball’s website at www.ball.com by no later than noon (London time) on the day following this announcement. For the avoidance of doubt, neither the contents of this website nor the content of any website accessible from hyperlinks on this website (or any other websites referred to in this announcement) are incorporated into, or form part of, this announcement.

Requesting hard copy documents

In accordance with Rule 30.2 of the Code, a person so entitled may request a copy of this announcement (and any information incorporated into it by reference to another source) in hard copy form. A person may also request that all future documents, announcements and information sent to that person in relation to the Offer should be in hard copy form. For persons who have received a copy of this announcement in electronic form or via a website notification, a hard copy of this announcement will not be sent unless so requested from Ball by contacting Greenhill on +44 (0) 20 7198 7400.

Appendix I — Profit Forecast

Part A — Ball Profit Forecast

“From a comparable net earnings perspective, versus 2014, the best we can do is to offset everything other than the currency effects that are expected to continue through the rest of 2015.”

To summarise from the Company’s first quarter 2015 earnings conference call, the following is a quantification of this profit forecast:

The unfavourable currency effects on comparable net earnings in first quarter 2015, largely due to a weaker Euro, were approximately $10 million, and are expected to continue for the remainder of the year. Interest expense in 2015 will be roughly $147 million (excluding debt refinancing and other costs) and the effective tax rate is expected to be just over 27%.  Combining these elements and assuming exchange rates remain where they are as of today, we would expect that our comparable net earnings for 2015 could be no higher than $495 million.

Comparable net earnings is a key performance measure that the management of Ball uses to evaluate the company’s performance against internal budgets and targets. These measures are also used by Ball’s investors to track year-on-year comparisons of the company’s core financial performance and by analysts reporting on the company in determining their consensus estimates.

The following table reconciles Ball’s reported U.S. GAAP net earnings of $470.0 million for the year ended December 31, 2014 to comparable earnings of $552.8 million:

2014 $ in millions
Net earnings attributable to Ball Corporation, as reported	470.0

Business consolidation and other activities, net of tax	62.2

Debt refinancing costs, net of tax	20.6

Comparable net earnings	552.8

Part B — Profit Forecast Bases and Assumptions

1. Basis of preparation

The Ball Profit Forecast for the year ending December 31, 2015, has been prepared on a consistent basis with the accounting policies of Ball adopted in its consolidated financial statements for the year ended December 31, 2014, in the interim financial statements for the three months ended March 31, 2015 and expected to be adopted in the financial statements for the year ending December 31, 2015.

The Ball Profit Forecast is based on the interim unaudited financial statements for the three months ended March 31, 2015 and a forecast for the nine months ending December 31, 2015.

The Ball Profit Forecast does not take into account any effects of the proposed combination with Rexam including combination related transaction fees, which are excluded from comparable net earnings.

2. Assumptions

The principal assumptions upon which the Ball Profit Forecast is based are set forth below:

Assumptions the Ball Directors can influence

•                  Any current contract negotiations with customers and/or suppliers will conclude materially as the Ball Directors would reasonably expect based on Ball’s past experience;

•                  No material client contract issues or changes will arise beyond those that are already known to the Ball Directors at the current time and built into the forecasts;

•                  The effective tax rate for the year ending December 31, 2015 will be just over 27%;

•                  There will be no material changes in Ball’s management, existing operational strategies, or accounting policies and methodologies during the year ending December 31, 2015; and

•                  The Ball Profit forecast does not account for the impact of any future acquisitions, including Rexam, dispositions, partnerships or in-license transactions.

Assumptions the Ball Directors cannot influence

•                  There will be no changes, beyond what is already contemplated, in general trading conditions, economic conditions, competitive environment or levels of demand in the countries in which Ball, its key customers and key suppliers operate or trade;

•                  There will be no material cancellation of orders currently placed with Ball;

•                  There will be no changes in exchange rates, interest rates, bases of taxes, legislative or regulatory requirements from those currently forecast that would have a material impact on Ball’s operations or its accounting policies;

•                  There will be no material adverse weather events or natural catastrophes that affect Ball’s key products or markets;

•                  There will be no material change in Ball’s labor costs, including medical and pension and other post-retirement benefits driven by external parties or regulations;

•                  There will no material changes in raw materials prices, including aluminium premiums;

•                  There will be no material changes in freight costs;

•                  There will be no material impact from any political or economic events in the countries in which Ball or its key customers and suppliers trade;

•                  Assumes no account for any adverse outcome to any litigation, regulatory matter or government investigation for which provisions may or may not have been provided; and

•                  There will be no business interruptions that materially adversely affect Ball, its key customers or its key suppliers.

Part C — Report of Reporting Accountant

The Ball Responsible Officers

Ball Corporation

10 Longs Peak Drive

Broomfield,

Colorado 80021

United States

Greenhill & Co. International LLP (the “Lead Financial Adviser”)

Lansdowne House

57 Berkeley Square

London

W1J 6ER

United Kingdom

30 April 2015

Dear Sirs

Ball Corporation

We report on the profit forecast comprising the statement by Ball Corporation (the “Company”) and its subsidiaries (together the “Group”) for the year ending, 31 December 2015 (the”Profit Forecast”). The Profit Forecast and the material assumptions upon which it is based, are set out in the announcement issued by the Company dated 30 April 2015 (the “Announcement”).

This report is required by Rule 28.1(a)(i) of the City Code on Takeovers and Mergers issued by the Panel on Takeovers and Mergers (the “City Code”) and is given for the purpose of complying with that Rule and for no other purpose.

Responsibilities

It is the responsibility of the responsible officers of the Company (the “Ball Responsible Officers”) to prepare the Profit Forecast in accordance with the requirements of the City Code.

It is our responsibility to form an opinion as required by Rule 28.1(a)(i) of the City Code as to the proper compilation of the Profit Forecast and to report that opinion to you.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed or to the shareholders of Rexam PLC as a result of the inclusion of this report in the Announcement and for any responsibility arising under Rule 28.1(a)(i) of the City Code to any person as and to the extent therein provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purpose, of complying with Rule 23.3 of the City Code, consenting to its inclusion in the Announcement.

PricewaterhouseCoopers LLP, 1 Embankment Place, London, WC2N 6RH
T: +44 (0) 2075 835 000, F: +44 (0) 2072 124 652, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number 0C30352s. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated Investment business.

Basis of Preparation of the Profit Forecast

The Profit Forecast has been prepared on the basis stated in the Announcement and is based on the unaudited results for the three months ended 31 March 2015 and a forecast to 31 December 2015. The Profit Forecast is required to be presented on a basis consistent with the accounting policies of the Group.

Basis of Opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering, whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of the Group. Whilst the assumptions upon which the Profit Forecast are based are solely the responsibility of the Ball Responsible Officers, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the Ball Responsible Officers which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the Ball Responsible Officers appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated.

Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Profit Forecast has been properly compiled on the basis stated and the basis of accounting used is consistent with the accounting policies of the Group.

Yours faithfully

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants

2

Part D — Report of Financial Advisor

Greenhill & Co. International LLP

Lansdowne House

57 Berkeley Square

London W1J 6ER

United Kingdom

+44 20 7198 7400 Tel

+44 20 7198 7500 Fax

Greenhill

Report from Greenhill & Co. International LLP

30 April 2015

The Ball Responsible Officers

Ball Corporation

10 Long Peak Drive

Broomfield

Colorado 80021

United States

Recommended acquisition of Rexam by Ball pursuant to a scheme of arrangement

We report on the statement regarding the Ball Profit Forecast (the “Statement”) made by Ball Corporation (“Ball”) and set out in the announcement issued by Ball dated 30 April 2015 (the “Announcement”) for which Ball is solely responsible under Rule 28 of the City Code on Takeovers and Mergers (the “City Code”).

We have discussed the Statement (including the assumptions and sources of information referred to therein) with the Ball Responsible Officers. The Statement is subject to uncertainty as described in this announcement and our work did not involve an independent examination of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of Ball, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this letter.

We do not express any view as to the achievability of the Statement.

We have also reviewed the work carried out by PricewaterhouseCoopers and have discussed with them the opinion set out in Part C of the Announcement.

This letter is provided to you solely in connection with Ball’s potential acquisition of Rexam and for no other purpose. We accept no responsibility to any person other than Ball in respect of the contents of this letter; no person other than the Ball Responsible Officers can rely on the contents of this letter, and to the fullest extent permitted by law, we exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this letter, its contents or the work undertaken in connection with this letter or any of the results that can be derived from this letter or any written or oral information provided in connection with this letter, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

Greenhill & Co. International LLP is incorporated in England with limited liability (Registered no. 0C332045). Registered Office: Lansdowne House, 57 Berkeley Square, London W1J GER, UK.

Greenhill & Co. International LLP is an affiliate of Greenhill & Co., Inc., which is incorporated and has its head office located in New York, USA.

Greenhill & Co. International LLP is authorised and regulated by the Financial Conduct Authority for the conduct of investment business.

On the basis of the foregoing, we consider that the Statement, for which Ball is solely responsible, has been prepared with due care and consideration.

Yours faithfully,

/s/ Greenhill & Co. International LLP

Greenhill & Co. International LLP